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                                                                 EXHIBIT 10.7(b)

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment, dated as of August 24, 1998 (the "Amendment'), is made and entered into by and between Douglass C. Smith ("Executive") and Industrial Distribution Group, Inc. ("IDG") to amend that certain Employment Agreement by and between them dated as of September 29, 1997 (the "Agreement").

                              W I T N E S S E T H:

         WHEREAS, in order to reflect the implementation of certain modifications to Executive's employment with IDG established by the Board of Directors of IDG and consented to by Executive, which modifications affect certain terms of the Agreement; and

         WHEREAS, The Distribution Group, Inc., a Georgia corporation ("Subsidiary"), is a wholly owned subsidiary of IDG and desires to evidence its acknowledgment and acceptance of the terms of this Amendment and the Agreement.

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereby covenant and agree as follows:

         1. POSITION AND DUTIES. Section 1 of the Agreement is hereby amended to read in its entirety as follows:

         "1. DUTIES AND EXTENT OF SERVICES

                  1.1 POSITION AND DUTIES. IDG hereby enters into this Agreement to evidence and provide for the employment of Executive as Chairman and Chief Executive Officer of Subsidiary. Consistent with the policies, guidelines, and directives adopted or established by the Board of Directors of Subsidiary (or by the Board of Directors of IDG with respect to the operations of Subsidiary), acting pursuant to and in accordance with lawful authority, Executive shall be in charge of the development, establishment, and implementation of policy and strategic initiatives for Subsidiary, with authority and responsibility consistent with his position as the principal executive officer of Subsidiary. Executive shall be entitled to serve as a member of IDG's Board of Directors as well as of the Board of Directors of Subsidiary, at all times during the term of this Agreement. Executive agrees to serve, without additional compensation, in a similar executive capacity with other subsidiaries of IDG and in such other executive capacities as may be designated by the Board of Directors of

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         IDG, consistent with the positions, responsibilities, and authority of
         Executive hereunder. Neither Executive's employment hereunder nor any other position referred to in the preceding sentence shall require Executive to relocate his primary residence from his current location, and Executive may perform his duties at such geographic locations as he may determine in his reasonable discretion, giving due regard to the location of his primary residence, the location of Subsidiary's principal offices, and the best interest of IDG and Subsidiary.

                  1.2 EXTENT OF SERVICES. Executive agrees to devote his full working time, energy, and skill to the business of Subsidiary and its affiliates and to the promotion of Subsidiary's and IDG's interests and to discharge Executive's duties in good faith and in a professional manner. Executive affirms and represents that he is under no obligation to any former employer or other party that is in any way inconsistent with, or that imposes any restriction upon, his acceptance of employment hereunder with Subsidiary, the employment of Executive by Subsidiary, or Executive's undertakings under this Agreement."

         2. INCENTIVE COMPENSATION AND BENEFITS. Section 3.2 and Section 4 are amended in their entirety read as follows:

                  "3.2 GENERAL INCENTIVE COMPENSATION AND SAVINGS PROGRAMS. IDG hereby agrees that Executive shall be entitled to participate, to an extent consistent with Executive's title and Base Salary, in such incentive compensation and savings programs, including stock option or other stock-based compensation plans or profit sharing plans, 401(k) plans, or other savings programs, as may be established by IDG, or approved by IDG for the Company, for similarly situated Executives, other key employees, or employees as a group."

                  "4. BENEFITS

                  During Executive's employment hereunder, Executive shall:

                  (a) be eligible to participate in employee fringe benefits and any pension or profit sharing plans that may be provided by IDG for its operating division level executive employees in accordance with the provisions of any such plans, as the same may be in effect from time to time;

                  (b) be eligible to participate in any medical and health plans or other employee welfare benefit plans that may be provided by IDG for its operating division level executive employees in accordance with the provisions of any such plans, as the same may be in effect from time to time;


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                  (c) be entitled to annual paid vacation in accordance with IDG policy that may be applicable to operating division level executive employees from time to time;

                  (d) be entitled to sick leave, sick pay, and disability benefits in accordance with any IDG policy that may be applicable to operating division level executive employees from time to time; and

                  (e) be entitled, without limitation of the foregoing, to the continuation by IDG or Subsidiary on terms acceptable to Executive of (and IDG hereby agrees to so continue) the life and disability insurance policies and related program described on Schedule A to the Agreement."

         3. CONSTRUCTIVE DISCHARGE. Section 7.5 of the Agreement is hereby amended to read in its entirety as follows:

                  "7.5 BY EXECUTIVE. If (a) IDG or Subsidiary significantly reduces Executive's authority or duties as provided for in this Agreement or Executive's standing within IDG as a function of Executive's relationships with the Board of Directors of IDG or Subsidiary, (b) a change of control of IDG occurs that is not consented to by Executive, (c) Executive, without his consent, is not elected or retained as a director of IDG or Subsidiary, or (d) Executive is required by IDG or Subsidiary, without his consent, to relocate his primary residence from his current location, then, in any such event, Executive may terminate this Agreement and such termination shall be treated as if it were a Discharge under Section 7.4; provided that the Board of Directors of IDG shall have received written notice from Executive of any reduction described in clause (a) above upon which Executive proposes to base a termination and IDG shall have failed within thirty (30) days thereafter to reverse or cure the situation giving rise to the grounds asserted by Executive. For purposes hereof, "change of control" shall mean (e) the acquisition by a person or entity other than Executive or an affiliate of Executive, whether in one or several transactions, by exchange, merger, consolidation, assignment, stock spin-off, stock split-up, or other transaction (other than pursuant to a registered underwritten public offering of voting stock by IDG), of an amount of the voting stock of IDG, or of the right to vote or to direct the voting of such amount of voting stock, sufficient to elect a majority of the Board of Directors of IDG, or (f) a change in the membership of the Board of Directors of IDG such that a majority of the members are persons who are not Continuing Directors. For purposes of this Agreement, a "Continuing Director" is a person who is a member of the Board of Directors of IDG on the date hereof or a person who is elected as a director of IDG upon the nomination by or approval of a majority of the Continuing Directors in office. If Executive terminates this Agreement due to a change of control, then in lieu of the payment provided for in Section 7.4(a), Executive shall receive a cash payment equal to the present value (based on IDG's then current cost of borrowing) of Executive's Base Salary for the


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         remainder of the Term, or for a period of two years, whichever period is longer, payable within thirty (30) days of the date of the occurrence of such event."

         4. PERFORMANCE OF CERTAIN IDG OBLIGATIONS BY SUBSIDIARY. Executive and IDG hereby agree, and Subsidiary acknowledges and accepts, that financial obligations of IDG to Executive under the Agreement may be performed by Subsidiary if so directed by the Board of Directors of IDG, or if otherwise agreed to between Executive and IDG, without requiring any further amendment to the Agreement, it being understood and agreed that, for purposes of this Agreement, any such performance shall be tantamount to direct performance by IDG.

         5. CONTINUATION OF OTHER TERMS. Except as expressly set forth in this Amendment, or as may be required as an inalterable matter of law in light of the change in Executive's position from that of an officer of IDG to that of an officer of Subsidiary, all other terms and provisions of the Agreement are unaffected hereby and remain in full force and effect.

         6. FURTHER ACKNOWLEDGMENT OF DUE CONSIDERATION. Executive, IDG, and Subsidiary hereby expressly acknowledge that the arrangements and agreements made and entered into in this Amendment are for good and valuable consideration that each is receiving, and that this Amendment and the Agreement as so amended are valid and enforceable against each of them in accordance with their respective terms.


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         IN WITNESS WHEREOF, the parties have executed this Amendment to the
Agreement, as an instrument under seal, as of the day and year first written above.

[SEAL]                                            "IDG"

Attest:                                 INDUSTRIAL DISTRIBUTION GROUP, INC.

/s/ Jack P. Healey                      By: /s/ Martin S. Pinson
-----------------------------------        -------------------------------------
Secretary or Assistant Secretary            Martin S. Pinson
                                            Chairman and Chief Executive Officer


                                               "EXECUTIVE"

                                        /s/ Douglass C. Smith             (SEAL)
                                        ----------------------------------
                                        DOUGLASS C. SMITH


Acknowledged and Accepted,
as of the 25th day of August, 1998:

THE DISTRIBUTION GROUP, INC.

By: /s/ Charles A. Lingenfelter
   --------------------------------
    Charles A. Lingenfelter
    President


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